SCHEDULE DEFR 14A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Rule Sec.240.14a-12

RIOT BLOCKCHAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RIOT BLOCKCHAIN, INC.
202 6th Street, Suite 401
Castle Rock, CO 80104
(303) 794-2000

 SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2018

This proxy statement supplement, dated May 8, 2018, supplements the definitive proxy statement (the "Proxy Statement") filed by Riot Blockchain, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC") on March 26, 2018 and the supplement previously dated April 2, 2018, and made available to the Company's shareholders in connection with the solicitation of proxies by the Board of Directors of the Company for the 2017 Annual Meeting of Shareholders to be held on May 9, 2018 and any adjournment or postponement thereof (the "Annual Meeting").

The Company, in order to provide shareholders with important information, is filing this revised definitive proxy statement supplement regarding the upcoming 2017 Annual Meeting of Shareholders scheduled to be held on May 9, 2018.  This filing serves two principal purposes.  In order to notify shareholders (1) that the Company has received permission from NASDAQ to satisfy its obligation to hold a 2017 Annual Meeting of Shareholders on or prior to June 15, 2018 through a joint 2018/2017 shareholder meeting and (2) that the Company is required in connection with the combined 2018/2017 Annual Meeting  to deliver to shareholders the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on April 17, 2018 (as amended April 30, 2018).   Shareholders will receive a new proxy statement, new proxy card and Annual Report on Form 10-K which will be mailed to shareholders on or about May 24, 2018.

The Company’s combined 2018/2017 Annual Meeting of Shareholders will now be held on Friday, June 15, 2018 and a new record date of May 14, 2018 has been set for such meetings.  A new proxy statement and new proxy card for the combined 2018/2017 Annual Meeting will accompany the mailing.  Accordingly, the Company has ceased solicitation of all proxies for the meeting currently scheduled for May 9, 2018, and prior votes will be ineffective for the later meeting.   The May 9, 2018 meeting will commence at the previously scheduled time and location in order for management to provide shareholders with a presentation and respond to questions. However, the Company is withdrawing its prior proxy statement and will no longer solicit votes for a single meeting but only for the joint meeting as described herein.